Exhibit 10.32

2ND EXTENSION OF EMPLOYMENT AGREEMENT

This Extension of Employment Agreement (this “Agreement”) effective as of September 30, 2004, by and between CARROLS CORPORATION (“Employer”), a corporation organized under the laws of Delaware having an address at 968 James Street, Syracuse, New York 13203 and DANIEL T. ACCORDINO whose principal residence is 6556 Ridgewood Drive, Naples, Florida 34108 (“Employee”).

1.	Employer and Employee previously entered into a certain employment agreement dated January 1, 1995, as amended April 3, 1996, as further amended and restated on March 27, 1997 and as further amended and extended on April 1, 2002 (the “Employment Agreement”), which agreement expired on September 30, 2004.

2.	Employer and Employee have agreed to extend the term of the Employment Agreement to December 31, 2005.

3.	The Carrols Corporation Compensation Committee has approved the extension of the Employment Agreement as herein provided.

4.	By this Agreement, the Employment Agreement is extended, effective as of September 30, 2004, through December 31, 2005, upon all terms and conditions set forth in the Employment Agreement.

IN WITNESSETH WHEREOF, the parties hereto have executed and have caused this Extension of Employment Agreement to be executed on November 1, 2004.

CARROLS CORPORATION

/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President

/s/ Daniel T. Accordino
Daniel T. Accordino